SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2003
FILE NUMBER 811-2699
SERIES NO.: 8

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                   121,208
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    68,650
              Class C Shares                    23,421
              Class R Shares                       223
              Institutional Class                   72


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 24.78
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 23.63
              Class C Shares                   $ 23.62
              Class R Shares                   $ 24.73
              Institutional Class              $ 24.97